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                                                                    Exhibit 10.1




                              McFARLAND DEWEY & CO.
                                 230 PARK AVENUE
                          NEW YORK, NEW YORK 10167-1450
                            TELEPHONE: (212) 867-4949
                            FACSIMILE: (212) 867-0334



                                  May 29, 1997


Board of Trustees
Corporate Realty Income Trust I
388 Greenwich Street, 33rd Floor
New York, NY 10013

Members of the Board:

         We understand that Corporate Realty Income Trust I ("CRIT" or the "Company"), a Massachusetts business trust, and Lexington Corporate Properties, Inc. ("Lexington"), a Maryland corporation, have entered into an Agreement and Plan of Merger, dated as of May 29, 1997 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of CRIT with and into Lexington. Pursuant to the Merger, each issued and outstanding share of beneficial interest, par value $.10 per share, of CRIT ("CRIT Shares") will be converted into the right to receive, subject to certain adjustments and limitations, common stock, par value $.0001 per share, of Lexington valued at $17.4 million. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

         You have asked for our opinion as to whether the consideration to be received by the holders of CRIT Shares pursuant to the Merger Agreement (the "Merger Consideration") is fair from a financial point of view to such holders.

         For purposes of the opinion set forth herein, we have:

         i) reviewed certain publicly available financial statements and other information of CRIT and Lexington, respectively;

         ii) reviewed certain internal financial statements and other financial and operating data concerning CRIT;

         iii) analyzed certain financial projections prepared by the management of CRIT;

         iv) discussed the past and current operations and financial condition and the prospects of CRIT and Lexington with senior executives of CRIT and Lexington, respectively;

         v) reviewed the reported prices and trading activity for the CRIT Shares and the Lexington Common Stock;

         vi) compared the financial performance of CRIT and Lexington and the prices and trading activity of the CRIT Shares and the Lexington Common Stock with that of certain other comparable companies and their securities;

         vii) reviewed and discussed with the senior management of CRIT and Lexington the strategic objectives of the Merger and certain other benefits of the Merger;
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         viii)    analyzed certain pro forma financial projections for the
                  combined company;

         ix) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

         x)       reviewed the Merger Agreement and certain related documents;
                  and

         xi) performed such other analyses and considered such other factors as we have deemed appropriate.

         We have assumed and relied upon without independent verification of the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the financial projections, including the estimates of synergies and other benefits expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the future financial performance of CRIT and Lexington, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of CRIT and Lexington. We have been furnished third party appraisals of the three CRIT properties dated March 12, 1997. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

         We did not participate in discussions and negotiations among representatives of CRIT and Lexington and their financial and legal advisors nor did we review another business plan or opportunity that might have been presented to CRIT.

         It is understood that this letter is for the information of the Board of Trustees of CRIT and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by CRIT with the Securities and Exchange Commission with respect to the Merger. We express no opinion and make no recommendation as to how the shareholders of CRIT should vote at the shareholders' meeting held in connection with the Merger.

         Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration is fair from a financial point of view to the holders of CRIT Shares.

                                            Very truly yours,

                                            /s/ McFarland Dewey & Co.

                                            McFarland Dewey & Co.